UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2009
SCHERING-PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-6571	22-1918501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (908) 298-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES
Exhibit Index
EX-99.1: Press Release
EX-99.1

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS.
The Agreement and Plan of Merger dated as of March 8, 2009 among Schering-Plough Corporation (“Schering-Plough”), Merck & Co., Inc. (“Merck”), and several subsidiaries of Schering-Plough, provides that Schering-Plough will survive as the publicly traded parent company (called “Merck” after closing) in connection with the mergers contemplated by that agreement. Section 1.4 of that agreement covers membership on the board of the combined company and provides that the Schering-Plough board shall take all action necessary to:
(i) cause all of the directors of Schering-Plough (other than three (3) directors designated by Schering-Plough and reasonably satisfactory to Merck) to resign as directors; and
(ii) elect as directors of the combined company the persons who are members of the board of directors of Merck and such other persons as Merck shall designate in writing to Schering-Plough prior to the closing (who, together with the Schering-Plough directors not resigning in accordance with clause (i) above, shall be the sole directors of the combined company)
As noted in the attached joint press release issued by Merck and Schering-Plough dated September 3, 2009, furnished as Exhibit 99.1 to this 8-K, the following Schering-Plough directors have been designated to remain on the board upon completion of the merger:
C. ROBERT KIDDER, Age 64, Chairman and Chief Executive Officer of 3Stone Advisors LLC (private investment firm) since August 2006 and Chairman of Chrysler Group LLC since June 2009.
Prior History: Mr. Kidder was a Principal of Stonehenge Partners, Inc. (private investment firm) from April 2004 to July 2006. He was Chairman and Chief Executive Officer of Borden, Inc. from 1995 to 2003. He was also a Founding Partner of Borden Capital Management Partners. Prior to that, he was at Duracell International Inc. from 1980 to 1994, assuming the role of President and Chief Executive Officer in 1984.
Other Directorships: Morgan Stanley (since 1993) and Chrysler Group LLC (since June 2009)
Other: Board of Trustees of Columbus Nationwide Children’s Hospital, President of Wexner Center Foundation and Chairman of the Board of Ohio University.
Schering-Plough Service: Director, member of the Compensation Committee, and member of the Finance Committee, all since 2005
Expertise and Qualifications: Among many qualifications, Mr. Kidder brings expertise in finance and capital markets, strategic matters, and manufacturing quality processes, as well as significant experience as a senior executive and director of major complex global companies.
PATRICIA F. RUSSO, Age 57, Former Chief Executive Officer and Director of Alcatel-Lucent (communications company) from December 2006 through August 2008.
Prior History: Ms. Russo served as Chairman from 2003 to 2006 and Chief Executive Officer from 2002 to 2006 of Lucent Technologies Inc. Ms. Russo was President and Chief Operating Officer of Eastman Kodak Company from April 2001 and Director from July 2001, and Chairman of Avaya Inc. since December 2000, until she rejoined Lucent in January 2002. Ms. Russo was Executive Vice President and Chief Executive Officer of the Service Provider Networks business of Lucent from November 1999 to August 2000 and served as Executive Vice President from 1996 to 1999. Prior to that, she held various executive positions with Lucent and AT&T.
Other Directorships: Alcoa Inc. (since 2008) and a U.S. Treasury Department appointee to the Board of General Motors Company (since July 2009)
Schering-Plough Service: Director since 1995, Lead Director since January 1, 2009, member of the Compensation Committee since 2000 and Chairman of that Committee since May 2009, member of the Nominating & Corporate Governance Committee since 2000 and Chairman of that Committee from 2002 until May 2009
Expertise and Qualifications: Among many qualifications, Ms. Russo brings significant general management expertise as a result of successfully running large complex global enterprises. Her experience includes matters relating to strategy, innovation, technology, marketing, manufacturing, customer relationship management as well as transformational change. In addition, her experience and perspectives are influenced by her years in direct management as well as the years she has served on the boards of large, global companies.

CRAIG B. THOMPSON, M.D., Age 56, Director of the Abramson Cancer Center and Professor of Medicine at the University of Pennsylvania School of Medicine.
Prior History: Dr. Thompson was a Professor of Medicine, Investigator in the Howard Hughes Medical Institute, and Director of the Gwen Knapp Center for Lupus and Immunology Research at the University of Chicago from 1993 to 1999. Dr. Thompson was a Professor, Department of Medicine, at the University of Michigan from 1987 to 1993. Prior to that, he was a Medical Officer in the US Navy from 1979 to 1987.
Other: Chairman of the Medical Advisory Board at the Howard Hughes Medical Institute, a Director of the Keystone Symposia, and a member of the advisory board of M.D. Anderson Cancer Center. Dr. Thompson is a Fellow of the American Academy of Arts and Sciences and a member of the National Academy of Science and of the Institute of Medicine.
Schering-Plough Service: Director and Chairman of the Science & Technology Committee since 2008.
Expertise and Qualifications: Among many qualifications, Dr. Thompson brings deep expertise in medical research, scientific innovation, and the development and implementation of processes for quality assurance and ethical evaluation, as well as significant experience leading complex organizations.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1 Press Release dated September 3, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation
By:	/s/ Susan Ellen Wolf
Susan Ellen Wolf
Corporate Secretary Vice-President —Governance and Associate General Counsel

Date: September 3, 2009

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated September 3, 2009